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                                                                    Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-11465 of Steinway Musical Instruments, Inc. on Form S-8 of our report dated March 7, 1997, appearing in the Annual Report on Form 10-k of Steinway Musical Instruments, Inc. for the year ended December 31, 1996.

Deloitte & Touche LLP

Chicago, Illinois
March 27, 1997